SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - March 29, 2006
(Date of Earliest Event Reported)

POPULAR ABS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	333-115371-14	52-2029487
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 478-6160

Item 8.01 Other Events.

In connection with the issuance of the Mortgage Pass-Through Certificates, Series 2006-B, on March 29, 2006, (i) Popular ABS, Inc., a Delaware corporation (“ABS”) entered into a Pooling and Servicing Agreement dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), by and among ABS, as depositor, Equity One, Inc., a Delaware corporation (“Equity One (DE)”), as seller and servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Popular Financial Funding, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as trustee for the benefit of the certificateholders of the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-B (“Trustee”); (ii) ABS and Equity One (DE) entered into an Indemnity Letter Agreement dated as of March 27, 2006 (the “Indemnity Letter Agreement”); and (iii) the Trustee entered into an ISDA Master Agreement (including the schedule, credit support annex and confirmations related thereto) dated as of March 29, 2006 (the “Master Agreement”) by and between the Trustee and The Bank of New York. The Pooling and Servicing Agreement, the Indemnity Letter Agreement and the Master Agreement are annexed hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1 Pooling and Servicing Agreement dated as of March 1, 2006.

99.2 Indemnity Letter Agreement dated as of March 27, 2006.

99.3 Master Agreement dated as of March 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

By:	/s/ James H. Jenkins
James H. Jenkins
Executive Vice President and CFO

Dated: March 29, 2006

Exhibit Index

Exhibit	Document

99.1	Pooling and Servicing Agreement dated as of March 1, 2006.

99.2	Indemnity Letter Agreement dated as of March 27, 2006.

99.3	Master Agreement dated as of March 29, 2006.